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                                                                    Exhibit 3.37

                            ARTICLES OF INCORPORATION
                                       OF
                            VINDEX ENERGY CORPORATION

I.    The undersigned agrees to become a corporation by the name of

                            VINDEX ENERGY CORPORATION

II.   The existence of this corporation shall be perpetual.

III. The purpose for which this corporation is organized shall include the transaction of any or all lawful business for which corporations may be incorporated in the State of West Virginia.

IV. The principal office of this corporation shall be at 2708 Cranberry Square, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is James A. Walls, Esquire, 2708 Cranberry Square, Morgantown, West Virginia 26505.

V.    The name and address of the sole incorporator is:

      David P. Ferretti
      300 Kanawha Boulevard, East
      Charleston, West Virginia  25301

VI. The number of directors constitution the initial Board of Directors of this corporation is two, and the names and addresses of the persons who shall serve as the initial directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

      Gerald Ramsburg
      2708 Cranberry Square
      Morgantown, West Virginia 26505
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      Bruce Sparks
      2708 Cranberry Square
      Morgantown, West Virginia  26505

      The bylaws of this corporation, when adopted by the initial Board of Directors, shall provide for a Board of Directors that may comprise any number of persons provided for in said bylaws, or such number of persons as may be determined from time to time by the shareholders.

VII. The amount of the total authorized capital stock of this corporation shall be One Thousand Dollars ($1,000), which shall be divided into One Hundred
      (100) shares of common stock the par value of Ten Dollars ($10.00) each, and which shall constitute a single class of shares.

VIII. The shareholders of this corporation shall not have a preemptive right to subscribe for, purchase, or take any part of any unissued or treasury shares issued or to be issued or sold by this corporation, or any securities of this corporation convertible into shares of this corporation issued or to be issued by it, after its incorporation.

      The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does hereby make and file these Articles of Incorporation, and has accordingly hereunto set his hand this 8th day of October, 1996


                                          /s/ David P. Ferretti
                                          ---------------------------------
                                          David P. Ferretti


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STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, To-Wit:

            I, Pamela Jane Coffield, a Notary Public in and for the County and State aforesaid, hereby certify that David P. Ferretti, whose name is signed to the foregoing Articles of Incorporation, bearing date on the 8th day of October, 1996, this day personally appeared before me in my said county and acknowledged his signature to the same.

            Given under my hand and official seal this 8th day of October, 1996.

            My commission expires: January 11, 2005.


                                          /s/ Pamela Jane Coffield
                                          ---------------------------------
                                          Notary Public

(NOTARIAL SEAL)

            OFFICIAL SEAL
            NOTARY PUBLIC
       STATE OF WEST VIRGINIA
        PAMELA JANE COFFIELD
         611 RUFFNER AVENUE
        CHARLESTON, WV 25301
My Commission Expires Jan. 11, 2005

The foregoing Articles of Incorporation were prepared by David P. Ferretti, Esq., Spilman, Thomas & Battle, Post Office Box 273, Charleston, West Virginia, 25321.


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